SUB-ITEM 77Q1

         The Amended and Restated Declaration of Trust, dated August 12, 2003, and the Amendment, dated August 15, 2003, to the Amended and Restated Declaration of Trust for Massachusetts Investors Growth Stock Fund is contained in Post-Effective Amendment No. 76 to the Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.